Exhibit 99 (a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
:
In re	:	Chapter 11
:
DELPHI CORPORATION, et al.,	:	Case No. 05-44481 (RDD)
:
Debtors.	:	(Jointly Administered)
:
ORDER PURSUANT TO 11 U.S.C. § 1102(a)(2) DIRECTING
THE UNITED STATES TRUSTEE TO APPOINT AN EQUITY
COMMITTEE IN THESE CHAPTER 11 CASES

     On March 21 and 22, 2006, the court held a hearing (the “Hearing”) on the Motion Pursuant to 11 U.S.C. § 1102(a)(2) for an Order Directing the United States Trustee to Appoint an Equity Committee in these Chapter 11 Cases (the “Motion”) (Docket No. 1604) filed by Appaloosa Management L.P. (“Appaloosa”); and the Court having considered (i) the Motion; (ii) each of the objections (the “Objections”) to the Motion filed by (a) Delphi Corporation (“Delphi”) and its affiliated debtors (together, the “Debtors”) (Docket 2629), (b) the Official Committee of Unsecured Creditors (Docket No. 1634), (c) JPMorgan Chase Bank, N.A., in its capacity as administrative agent for itself and a syndicate of senior secured lenders (Docket No. 1693), and (d) the United States Trustee (the “U.S. Trustee”) (Docket Nos. 1682 & 2636); (iii) the responsive statement filed by General Motors Corporation (“GM”) (Docket No. 1712); (iv) Appaloosa’s memorandum of law in reply to each of the Objections (Docket No. 2915); (v) the Statement in Support of the Motion filed by Brandes Investment Partners L.P. (Docket No. 2878); (vi) the documentary evidence admitted into the record at the

Hearing; (vii) the sworn testimony of each of the witnesses provided during the Hearing; and (viii) the arguments of counsel presented during the Hearing; and the Motion being a core proceeding under 28 U.S.C. § 157(b)(2) over which the Court has jurisdiction under 28 U.S.C. § 1334(b); and notice of the Motion and the Hearing being due and proper; and at the conclusion of the Hearing the Court having stated its decision on the record (as modified in the final, filed transcript of the hearing, the “Decision”); and it appearing for the reasons, and subject to the limitations, set forth in the Decision, which is incorporated herein, that (a) it is necessary to assure adequate representation of Delphi’s equity security holders that an official committee of equity security holders be appointed, and (b) under the present circumstances and subject to the terms and conditions of this Order, it is a proper exercise of the Court’s discretion to direct such appointment, it is hereby
     ORDERED, ADJUDGED, AND DECREED THAT:
     1. The Motion is a core proceeding and a summary proceeding, and neither the Decision nor this Order is binding on Appaloosa, the Objectors or any other party in interest in these chapter 11 cases except in respect of the Court’s determination to exercise its discretion under 11 U.S.C. § 1102(a)(2) to direct the appointment of an official equity committee at this juncture in the Debtors’ chapter 11 cases and to the conduct of an equity committee once appointed.
     2. Notice of the Motion was proper under the circumstances.
     3. Each of the Objections is overruled, the Motion is granted to the extent provided herein, and the U.S. Trustee is directed promptly to appoint an official committee of equity security holders (the “Equity Committee”), subject to the terms and conditions of this Order.

     4. Without prior leave of this Court after notice and a hearing pursuant to the Case Management Order (as supplemental) (Docket Nos. 245 & 2883), the Equity Committee shall not retain, and may not file applications seeking the retention of, any professionals, including, investment bankers, accountants, or actuaries, other than a law firm to represent the Equity Committee.
     5. The Equity Committee, once appointed, needs to be informed of, and to relay to the Debtors and other parties in interest in these cases, the Equity Committee’s views with respect to, among other things, issues involving labor, pension, OPEB, and GM, and to be informed in respect of agreements that the Debtors may reach with their unions or GM. The Equity Committee should not inject itself into negotiations between or among the Debtors, the unions, and GM.
     7. The Court will entertain a motion to disband the Equity Committee if subsequent circumstances or conduct of the Equity Committee or its professionals support the conclusion that the Debtor appears to be hopelessly insolvent or the Equity Committee has become dysfunctional, has directly or indirectly influenced the trading value of Delphi’s securities for a tactical purpose or not for the benefit of all holders of Delphi’s common stock, or has sought to gain undue leverage for itself.
     8. In the event that Appaloosa applies to be appointed to the Equity Committee, the U.S. Trustee is directed to investigate, among other issues pertaining to Appaloosa’s ability to serve as a fiduciary for equity security holders, all facts relating to the apparent release of confidential information covered by the Court’s protective order in the prosecution of the Motion.

     9. This Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this order.
Dated: New York, New York
            March 30, 2006

/s/ ROBERT D. DRAIN

ROBERT D. DRAIN
UNITED STATES BANKRUPTCY JUDGE

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